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                                             As filed pursuant to Rule 424(b)(3)
                                             under the Securities Act of 1933
                                             Registration No. 333-70252

                    AIG SUNAMERICA LIFE ASSURANCE COMPANY

                          VARIABLE SEPARATE ACCOUNT
_______________________________________________________________________________

             SUPPLEMENT TO THE POLARIS II PROSPECTUS (R-1694-PRO)
                              DATED MAY 1, 2003

THIS SUPPLEMENT REPLACES THE SUPPLEMENT DATED MAY 27, 2003.

THE FOLLOWING VARIABLE PORTFOLIOS WILL BE AVAILABLE FOR INVESTMENT ON OR ABOUT NOVEMBER 5, 2003. PLEASE CHECK WITH YOUR FINANCIAL REPRESENTATIVE OR THE ANNUITY SERVICE CENTER FOR THE EXACT AVAILABILITY DATE.

            Small & Mid Cap Value Portfolio
            Foreign Value Portfolio

THE ASTERISKS (*) APPEARING ON THE VARIABLE PORTFOLIOS AND FOOTNOTE ON THE FIRST PAGE OF THE PROSPECTUS AND IN THE INVESTMENT OPTIONS SECTION OF THE PROSPECTUS ARE HEREBY DELETED.



Date: November 5, 2003

              Please keep this Supplement with your Prospectus.